UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 27, 2006

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                          Changes in Registrant’s Certifying Accountant.

On April 27, 2006, Zumiez Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm and engaged Moss Adams LLP as the new independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors.

The reports of PwC on the Company’s financial statements as of and for the years ended January 29, 2005 and January 28, 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended January 29, 2005 and January 28, 2006 and through April 27, 2006, there were (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, and (2) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of such letter dated May 1, 2006 from PwC is being filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended January 29, 2005 and January 28, 2006 and through April 27, 2006, the Company did not consult with Moss Adams LLP or any other independent accounting firm regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits

16.1.                        Letter Regarding Change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: May 3, 2006	By:	/s/ Richard M. Brooks

Richard M. Brooks
President and Chief Executive Officer